Exhibit 99.2

SEPARATION AGREEMENT AND WAIVER AND RELEASE

This Separation Agreement and Waiver and Release (this “Agreement”), is entered into as of the date set forth on the signature page below, by and between Randy H. Thurman (“you”) and CardioNet, Inc. (the “Company”).

BACKGROUND

WHEREAS, you serve as Chairman of the Board of Directors (the “Board”);

WHEREAS, you have decided to resign from the Board effective October 25, 2011 (the “Resignation Date”);

WHEREAS, in connection with your resignation from the Board on the Resignation Date the Company has agreed to accelerate the vesting of certain outstanding restricted stock unit awards, if you execute and do not revoke this Agreement;

WHEREAS, you may consider for twenty-one (21) days from the Resignation Date whether you wish to sign this Agreement and you are advised to review this Agreement with your attorney; and

WHEREAS, the terms and conditions set forth in Paragraph 1 below will apply regardless of whether you decide to sign this Agreement but you will not be eligible to receive the Consideration set forth in Paragraph 2 below unless you sign and do not revoke this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement and of other good and valuable consideration the sufficiency of which you acknowledge, and intending to be legally bound hereby, you and the Company agree as follows:

1.                                       General Terms of Resignation. As noted above, whether or not you sign this Agreement:

(a)                                  Your eligibility to participate in the Company sponsored health insurance will end on the last day of the month in which the Resignation Date occurs.  However, you will be eligible to continue to participate in this insurance, at your own expense, in accordance with a federal law called the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), subject to COBRA’s terms, conditions and restrictions.

2.                                       Consideration.  If you sign this Agreement, agreeing to be bound by the general release in Paragraph 3 below, including the other terms and conditions of this Agreement described below, the Company will do the following:

(a)                                  All outstanding unvested Restricted Stock Unit Awards (“Awards”) held by you as of the Resignation Date shall become fully vested as of the Resignation Date and the Company will deliver to you shares of the Company’s common stock equal to the number of unvested shares subject to Awards on the calendar day that is six (6) months and one (1) day following your Resignation Date.  The attached Exhibit A sets forth all Awards held by you as of the Resignation Date which shall become fully vested and issued in accordance with this Agreement.  For the avoidance of doubt, if the Company were acquired prior to the date the shares of the Company’s common stock subject to Awards were otherwise deliverable to you, such shares would be treated the same as all other outstanding shares of the Company’s common stock in connection with the acquisition and would be exchanged for the applicable transaction consideration, subject in all respects to the six (6) month delay set forth herein in accordance with 409A.  The vesting of the Awards and the issuance of shares of the Company’s common stock shall be considered the “Consideration” for purposes of this Agreement.  The Company will provide you with the Consideration, subject to your execution of this Agreement and the expiration of the Revocation Period described in Paragraph 14 below.

(b)                                 With respect to any applicable federal, state and local taxes subject to your Award, you agree to pay such amount in cash, check, bank draft of money order payable to the Company. For purposes of this provision the value of the vested Awards is subject to FICA taxes, specifically Social Security and Medicare tax upon vesting and all such remaining federal, state and local income taxes will be due upon issuance of the shares of the Company’ common stock.

(c)                                  You will not be eligible for the Consideration described in this Paragraph 2 if you revoke this Agreement on a timely basis in accordance with Paragraph 14 below.

3.                                       General Release.

(a)                                  In exchange for the Consideration described in Paragraph 2, you release and forever discharge, to the maximum extent permitted by law, the Company and each of the other “Releasees” as defined below, from any and all claims, causes of action, complaints, lawsuits or liabilities of any kind (collectively “Claims”) as described below which you, your heirs, agents, administrators or executors have or may have against the Company or any of the other Releasees.

(b)                                 By agreeing to this general release, you are waiving, to the maximum extent permitted by law, any and all Claims which you have or may have against the Company or any of the other Releasees arising out of or relating to any conduct, matter, event or omission existing or occurring before you sign this Agreement, including but not limited to the following:

(i)                                     any Claims having anything to do with your employment or service with the Company and/or any of its parent, subsidiary, related and/or affiliated companies;

(ii)                                  any Claims having anything to do with the termination of your employment or service with the Company and/or any of its parent, subsidiary, related and/or affiliated companies;

(iii)                               any Claims for unpaid or withheld compensation of any kind;

(iv)                              any Claims for reimbursement of expenses of any kind;

(v)                                 any Claims for attorneys’ fees or costs;

(vi)                              any Claims under ERISA;

(vii)                           any Claims of discrimination and/or harassment based on age, sex, race, religion, color, creed, disability, handicap, citizenship, national origin, ancestry, sexual orientation, or any other factor protected by Federal, State or Local law as enacted or amended, including, but not limited to, the Age Discrimination in Employment Act, 29 U.S.C. §621 et. seq., Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Older Worker Benefit Protection Act, the Equal Pay Act, the Pennsylvania Human Relations Act, the Pennsylvania Minimum Wage Act, the Pennsylvania Wage Payment and Collection Law, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, and any Claims for retaliation under any of the foregoing laws;

(viii)                        any Claims for violation of public policy;

(ix)                                any whistleblower or retaliation Claims;

(x)                                   any Claims for emotional distress or pain and suffering; and/or

(xi)                                any other statutory, regulatory, common law or other Claims of any kind, including, but not limited to, Claims for breach of contract, libel, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel and misrepresentation.

(c)                                  The term “Releasees” includes: the Company and any parent, subsidiary, related or affiliated companies of the Company, and each of their past and present employees, officers, directors, attorneys, owners, partners, insurers, benefit plan fiduciaries and agents, and all of their respective successors and assigns.

(d)                                 It is important that you understand that this general release includes all Claims known or unknown by you, those that you may have already asserted or raised as well as those that you have never asserted or raised.

(e)                                  By signing this Agreement, you acknowledge that you have been paid all compensation owed to you by the Company for all service on the Board prior to date this Agreement is executed.

4.                                       Non-Released Claims.  The general release in Paragraph 3 above does not apply to:

(a)                                  Any Claims for vested benefits as of the Resignation Date pursuant to the terms of a Company-sponsored benefit plan governed by ERISA;

(b)                                 Any Claims arising under the Pennsylvania Workers’ Compensation Act or the Pennsylvania Occupational Disease Act;

(c)                                  Any Claims to require the Company to honor its commitments set forth in this Agreement;

(d)                                 Any Claims to interpret or to determine the scope, meaning or effect of this Agreement;

(e)                                  Any Claims arising out of any conduct, matter, event or omission existing or occurring after you have signed this Agreement; and/or

(f)                                    Any Claims you file with a governmental agency.

(g)                                 Any and all rights you have under the charter or bylaws of the Company, including that certain Indemnification Agreement by and between the you and the Company, dated July 11, 2008, or any director’s and officer’s insurance policies purchased by the Company, that provide for indemnification for your actions while a director, officer, employee, or agent of the Company or any of its affiliates.

(h)                                 Any and all rights you have to vested Restricted Stock Unit Awards or vested option awards, which will be governed by the terms of such applicable award agreement and the 2008 Equity Incentive Plan.

5.                                       Adequacy of Consideration.  You acknowledge and agree that the Consideration under Paragraph 2 above:

(a)                                  Is not required by any policy, plan or prior agreement;

(b)                                 Constitutes adequate consideration to support your general release in Paragraph 3 above; and

(c)                                  Fully compensates you for the Claims you are releasing.

For purposes of this paragraph, “adequate consideration” means something of value to which you are not already entitled.

6.                                       Mutual Non-Disparagement.  You agree that you will not make any negative comments or disparaging remarks, in writing, orally or electronically, about the Company or any other Releasee (as defined above) and their respective products and services.  The Company also agrees that it will not make any negative comments or disparaging remarks, in writing, orally or electronically, about you.  However, nothing in this Agreement is intended to or shall be interpreted to restrict you or the Company’s right and/or obligation:  (a) to testify truthfully in any forum; or (b) to contact, cooperate with or provide information to any government agency or commission.

7.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

8.                                       Statement of Non-Admission.  Nothing in this Agreement is intended as or shall be construed as an admission or concession of liability or wrongdoing by the Company or any other Releasee as defined above.  Rather, this Agreement is being offered for the sole purpose of settling cooperatively and amicably any and all possible disputes between the parties.

9.                                       Interpretation of Agreement.  Nothing in this Agreement is intended to violate any law or shall be interpreted to violate any law.  If any paragraph or part or subpart of any paragraph in this Agreement or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the paragraph or part or subpart of the paragraph as necessary to make it enforceable and the paragraph or part or subpart of the paragraph shall then be enforceable in its/their narrowed form.  Moreover, each paragraph or part or subpart of each paragraph in this Agreement is independent of and severable (separate) from each other.  In the event that any paragraph or part or subpart of any paragraph in this Agreement is determined to be legally invalid or unenforceable by a court and is not modified by a court to be enforceable, other than Paragraph 3 which is your release, the affected paragraph or part or subpart of such paragraph shall be stricken from this Agreement, and the remaining paragraphs or parts or subparts of such paragraphs of this Agreement shall remain in full, force and effect.

10.                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any and all prior representations, agreements, written or oral, expressed or implied.

11.                                 Headings.  The headings contained in this Agreement are for convenience of reference only and are not intended, and shall not be construed, to modify, define, limit, or expand the intent of the parties as expressed in this Agreement, and they shall not affect the meaning or interpretation of this Agreement.

12.                                 Days.  All references to a number of days throughout this Agreement refer to calendar days.

13.                                 Representations.  You agree and represent that:

(a)                                  You have read carefully the terms of this Agreement, including the general release;

(b)                                 You have had an opportunity to and have been advised by the Company to review this Agreement, including the general release, with an attorney;

(c)                                  You understand the meaning and effect of the terms of this Agreement, including the general release;

(d)                                 You were given twenty-one (21) days to determine whether you wished to sign this Agreement, including the general release;

(e)                                  Your decision to sign this Agreement, including the general release, is of your own free and voluntary act without compulsion of any kind;

(f)                                    No promise or inducement not expressed in this Agreement has been made to you;

(g)                                 You have adequate information to make a knowing and voluntary waiver; and

14.                                 Revocation Period.  If you sign this Agreement, you will retain the right to revoke it for seven (7) days (“Revocation Period”).  If you revoke this Agreement, you are indicating that you have changed your mind and do not want to be legally bound by this Agreement.  This Agreement shall not be effective until after the Revocation Period has expired without your having revoked it.  To revoke this Agreement, you must send a letter to the attention of Chairman of the Compensation Committee of the Board of Directors by fax at (610) 828-8048 or by certified letter to the following address:  227 Washington St. #300, Conshohocken, PA 19428.  The letter must be received within seven (7) days of your execution of this Agreement.  If the seventh day is a Sunday or federal holiday, then the letter must be received on the following business day.  If you revoke this Agreement on a timely basis, you shall not be eligible for the Consideration set forth in Paragraph 2.

15.                                 Application of Section 409A of the Code.  This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall in all respects be administered in accordance with section 409A of the Code.  Notwithstanding any provision in this Agreement to the contrary, you acknowledge and agree that you are a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the issuance of shares of the Company’s common stock pursuant to this Agreement as a result of such separation from service to prevent any accelerated or additional tax under section 409A of the Code.  Accordingly, the Company shall postpone the delivery to you of the shares of the Company’s common stock equal to the number of unvested shares subject to Awards until the calendar day that is six (6) months and one (1) day following your Resignation Date.  If you die during the postponement period prior to the issuance of such shares, the shares withheld on account of section 409A of the Code shall be issued to the personal representative of your estate within sixty (60) days after the date of your death.  For purposes of section 409A of the Code, the Resignation Date shall be a “separation from service” under section 409A of the Code.  To the extent that any provision of this Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of this Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.

16.                                 Expiration Date.  As noted above, you have twenty-one (21) days from the Resignation Date to decide whether you wish to sign this Agreement.  If you do not sign this Agreement on or before that time, then this Agreement is withdrawn and you will not be eligible for the Consideration set forth in Paragraph 2 above.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, you and the Company hereby execute the foregoing Separation Agreement and Waiver and Release as of the first date set forth above.

CARDIONET, INC.

By:	/s/ Peter Ferola
Peter Ferola, SVP

I HAVE READ THIS AGREEMENT.  I UNDERSTAND THAT I AM GIVING UP IMPORTANT RIGHTS PER SECTION 3 ABOVE.   I HAVE BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY OF MY OWN CHOOSING DURING THE TWENTY-ONE (21)-DAY CONSIDERATION PERIOD, AND I HAVE UNDERTAKEN SUCH CONSULTATION BEFORE SIGNING THIS AGREEMENT.  I SIGN THIS AGREEMENT FREELY AND VOLUNTARILY, WITHOUT DURESS OR COERCION.

/s/ Randy H. Thurman
Randy H. Thurman

10/25/2011
Date

EXHIBIT A

Restricted Stock Unit Awards

Date of Grant	Number of Unvested Shares Subject to Award
2/24/09	25,000
10/23/09	150,000
5/10/10	34,130
5/2/2011	13,575
Total	222,705	*

* The total number of unvested shares subject to your Restricted Stock Units Awards noted above does not include the 36,506 vested shares subject to your Restricted Stock Unit Awards.